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Exhibit 20.2

NEXT LEVEL COMMUNICATIONS, INC. COMMON STOCK TRANSMITTAL FORM

This Transmittal Form must accompany certificates of Next Level Communications, Inc. common stock when you surrender them for cash payment in connection with the merger of NL Merger Corporation, a wholly-owned subsidiary of Motorola, Inc., and Next Level. See Instructions on the reverse side and in the accompanying booklet.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Next Level common stock represented by the enclosed certificates on the effective date of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

1
Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Shareholder	Date	Daytime Telephone #
X

Signature of Shareholder	Date	Daytime Telephone #
2
SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

        If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

==>

Under penalties of perjury. I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).
 Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

3
List only certificate(s) surrendering here.

Certificate No(s).	Number of Shares of Common Stock

TOTAL CERTIFICATED SHARES

4
Certificated Shares Presented

/*\ DO NOT DETACH--FOLD ONLY AND INSERT IN PROVIDED ENVELOPE /*\

5
AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

Complete this Section only if you cannot locate some or all of your Next Level Communications, Inc. common stock certificate(s). Please print clearly.

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known	Number of Shares of Common Stock

Attach separate schedule if needed

Taxpayer ID or Social Security Number

        By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I /We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, NL Merger Corporation, Motorola, Inc. and Next Level Communications, Inc., and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)

	(Deponent) (Indemnitore) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Premium/Service Fee Calculation
If the share value is under $1,000, there is a $50.00 Service Fee only.

1.	Enter the number of shares that are lost: x (cash Rate) $XX.XX =	$	Share Value*

*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation. Contact Mellon Investor Services.
2.	Please Enter Share Value $ (Share Value) x (3%) or .03 =	$	Surety Premium

Multiply by 3% (.03) for Surety Premium.
3.	Add $50 for service fee	$	Service Fee

	Total Amount Due (Add Lines 2 & 3)	$	Total Fee

Please make all checks payable to: Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.

6
Special Transfer Instructions

Fill in ONLY if any check(s) are to be issued in a name OTHER than that set forth on the front of this card.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)
Address (Number and Street)	(Name of Guarantor-Please Print)
(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)
7
Special Mailing Instructions

        Fill in ONLY if mailing to someone other than the under-signed or to the undersigned at an address other than that shown on the front of this card. Mail statement(s) and check(s) to:

Name (Please Print First, Middle & Last Name)
Address (Number and Street)

(City, State & Zip Code)

/*\ DO NOT DETACH—FOLD ONLY AND INSERT IN PROVIDED ENVELOPE /*\

INSTRUCTIONS FOR COMPLETING THE COMMON STOCK TRANSMITTAL FORM

1
Sign and date this Transmittal Form in Box 1 and 2 on the front side of the form and return this Form and your stock certificates in the enclosed envelope.

2
PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 30% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. taxpayer, please complete the enclosed Form W-8BEN.

3
Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

Please indicate the total number of certificated share(s) of Next Level Communications, Inc. stock you are presenting in Box 4.

If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 5, the Affidavit of Lost or Destroyed Certificates section, on the front side of this Transmittal Form.

If you want to change the ownership of your certificated shares, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7
Complete Box 7 only if any check(s) for cash are to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone—9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

          From within the U.S., Canada or Puerto Rico: 1-800-777-3674 (Toll Free)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3300 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop—Reorg Ridgefield Park, NJ 07660	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271

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  Exhibit 20.2
NEXT LEVEL COMMUNICATIONS, INC. COMMON STOCK TRANSMITTAL FORM